EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

                            DATED SEPTEMBER 29, 1997

                                 BY AND BETWEEN

                                  BRAZOS, INC.

                                       AND

                           CS CRABLE SPORTSWEAR, INC.

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                              ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT dated as of September 29, 1997 (this "AGREEMENT"), is by and between BRAZOS, INC., a Texas corporation (the "BUYER"), and CS CRABLE SPORTSWEAR, INC., an Ohio corporation (the "SELLER").

      WHEREAS, the Seller is currently engaged in the business of decorating, selling and distributing sportswear products (the "BUSINESS"); and

      WHEREAS, the Seller desires to sell substantially all of its assets, and the Buyer desires to acquire such assets, and to assume only such liabilities as are expressly set forth herein.

      NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements, and subject to the terms and conditions herein contained, the parties hereto hereby agree as follows:

                                  DEFINITIONS

      As used herein, the following terms shall have the meanings set forth below:

      "ACCOUNTS RECEIVABLE" shall mean all accounts receivable of Seller as of the Effective Time, a list of which is attached hereto as Schedule A.

      "ADVERSE CONSEQUENCES" shall mean any actions, suits, proceedings, hearings, investigations, complaints, claims, causes of action, demands, injunctions, judgments, orders, decrees, rulings, damages, penalties, fines, liabilities, awards, obligations, taxes, liens, losses, costs, fees and expenses, including court costs and reasonable attorneys' fees and expenses.

      "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

      "APPLICABLE ENVIRONMENTAL LAWS" means any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to human health, the environment, or to the storage, treatment, discharge, release or disposal of hazardous wastes or hazardous substances, including, without limitation (i) the Comprehensive Environmental Response,

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Compensation and Liability Act of 1980 (42 U.S.C. ss.ss. 9601 ET SEQ.), as
amended from time to time ("CERCLA") (including, without limitation, as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986), and regulations promulgated under CERCLA, (ii) the Resources Conservation and Recovery Act of 1976 (42 U.S.C. ss.ss. 6901 ET SEQ.), as amended from time to time ("RCRA"), and regulations promulgated under RCRA, and (iii) the Federal Water Pollution Control Act (U.S.C.A. ss. 9601 ET SEQ.), as amended and regulations promulgated under its authority.

      "ARBITRATOR" shall mean an individual reasonably agreed to by Buyer and Seller who is a member/partner of a Cincinnati office of an internationally recognized accounting firm (i.e. "Big Six") which does not have any regular ongoing client relationship with Buyer or Seller.

      "ASSUMED LIABILITIES" means (i) the Seller's outstanding purchase orders, all of which are listed on Schedule B relating to Unreceived Inventory; (ii) all liabilities and obligations relating to the Contracts, but only to the extent said liabilities and obligations are attributable to sales and/or other activities of the Business after the Effective Time; (iii) liabilities for credits owned to certain customers of the Seller as shown on Schedule A; (iv) all sales, transfer or excise taxes imposed on the transfer of the Purchased Assets; and (v) the Vacation Liability; PROVIDED, HOWEVER, the Assumed Liabilities shall not include any Excluded Liabilities.

       "BALANCE SHEET DATE" shall have the meaning ascribed to such term in
Section 2.1.4 of this Agreement.

      "BUSINESS" shall have the meaning ascribed to such term in the preamble hereto.

      "CLOSE-OUT INVENTORY" shall mean any Inventory owned by the Seller at the Effective Time that the Seller has designated for sale either (i) at a close-out event commonly referred to by the Seller as a "tent sale" or (ii) through the Seller's other normal close-out channels of distribution whether booked or not. A list of Close-Out Inventory is attached hereto as Schedule C.

      "CLOSING" shall mean the consummation of the transactions contemplated by this Agreement.

      "CLOSING DATE" shall mean the date of this Agreement.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      "CONTRACTS" means all contracts, agreements, licenses, permits, leases and subleases owned or held by the Seller and used or useful in the operation of the Business.

      "DISPUTED MATTERS" shall have the meaning ascribed to such term in Section 1.3.3(d) of this

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Agreement.

      "EFFECTIVE TIME" shall mean 12.01 a.m. Eastern Daylight Time on the Closing Date.

      "EMPLOYEE AGREEMENTS" means all collective bargaining and other similar contracts and agreements with the Seller's employees, including amendments, supplements and written or oral understandings, and all employment, compensation or consulting agreements, whether written or oral, of the Seller with any person.

      "EMPLOYEE PLANS" means all bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements of the Seller.

      "ENCUMBRANCE" shall mean any security interest, mortgage, pledge, claim, lien, charge, option, right of first refusal, preferential purchase right, defect, encumbrance or other right or interest of any other person.

      "EQUIPMENT" shall mean all machinery, equipment, furniture, fixtures and other fixed assets owned by the Seller as of the Effective Time, excluding all automobiles, trucks, trailers and other vehicles except the Vehicles. The Equipment is listed on Schedule D-1 attached hereto. Equipment shall also include the telephones, telephone system and related equipment owned by Midland as shown on Schedule D-2 attached hereto.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "ESTIMATED PURCHASE PRICE" shall have the meaning ascribed to such term in
Section 1.3.2 of this Agreement.

      "EXCLUDED ASSETS" means (i) all assets in possession of the Seller but owned by third parties; (ii) the corporate charter, corporate seal, related organizational documents and minute books of the Seller; (iii) the cash or other consideration paid or payable by the Buyer to the Seller pursuant to Section 1.3 hereof; (iv) cash and cash equivalents (including marketable securities and short term investments) owned by the Seller as of the Effective Time, (v) any rights of the Seller under this Agreement or any other agreement between the Seller and the Buyer or any Affiliate of the Buyer; and (vi) all automobiles, trucks, trailers and other vehicles owned or leased by the Seller except the Vehicles.

      "EXCLUDED LIABILITIES" means (a) all liabilities of the Seller which are not Assumed Liabilities, (b) any federal and state income taxes or, sales or use taxes, franchise taxes, payroll taxes

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and any other taxes and tax liability relating to revenues earned on the operation of the Business prior to the Effective Time, (c) the Financial Advisory Fee, and (d) all attorneys' and accountants' fees and expenses and any other fees and expenses incurred by the Seller in connection with the consummation of the transactions contemplated hereby.

      "FINAL STATEMENT" shall mean the Revised Statement described in Section 1.3.3(a), as prepared by the Buyer and as may be subsequently adjusted to reflect any subsequent written agreement between the parties with respect thereto, or if submitted to the Arbitrator, the Revised Statement issued by the Arbitrator.

      "FINANCIAL ADVISORY FEE" shall mean the financial advisory fee payable by Midland to Carleton, McCreary, Holmes & Co.

      "GAAP" means generally accepted accounting principles.

      "GROSS BOOK VALUE" shall mean gross book value as determined by GAAP consistently applied by Seller; provided that (i) gross book value of Accounts Receivable and Inventory shall be calculated without reduction for reserves and/or allowances that may appear on the Seller's books and records, and (ii) gross book value of Normal Booked Inventory shall include the capitalized cost of any embellishment of such inventory, calculated in accordance with the Seller's 1997 cost standards as previously provided to the Buyer. The capitalized cost of embellishment to Seller's Normal Booked Inventory (as of September 25, 1997) is shown on Schedule E attached hereto.

      "INTELLECTUAL PROPERTY" means all copyrights, patents, patent applications, service marks, trademarks tradenames, trade secrets, written know-how and all other similar proprietary data and intellectual property, and the goodwill associated therewith, owned by the Seller or used in the operation of the Business, including, without limitation, the name "CS Crable Sportswear, Inc." and all derivations thereof and rights thereto.

      "INVENTORY" shall mean all inventories of raw materials, supplies, goods in process and finished goods owned by the Seller, including, without limitation, Supplies Inventory, Normal Booked Inventory, Normal Unbooked Inventory, Close-Out Inventory, Prepaid Inventory and Unreceived Inventory.

      "MATERIAL CONTRACTS" shall mean Contracts which are to be performed in whole or in part after the date hereof, and which involve or may involve aggregate payments by or to the Seller of $10,000 or more after such date and which are not terminable with thirty days notice.

      "MIDLAND" shall mean The Midland Company, an Ohio corporation, and the parent

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corporation of the Seller.

      "NORMAL BOOKED INVENTORY" shall mean any garment Inventory (whether finished, unfinished or in process) owned by the Seller as of the Effective Time to fulfill a binding written order received by the Seller (including bulk orders and allowing for reasonable substitutions of similar garments made in the ordinary course of business, but excluding orders which are past canceled dates), but excluding Close-Out Inventory. A list of Normal Booked Inventory is included on Schedules F-1 and F-2 attached hereto.

      "NORMAL UNBOOKED INVENTORY" shall mean any garment Inventory (whether finished, unfinished or in process) owned by the Seller as of the Effective Time that is not Normal Booked Inventory, Prepaid Inventory or Close-Out Inventory. A list of Normal Unbooked Inventory is included on Schedules F-1 and F-2 attached hereto.

      "NOTICE OF DISAGREEMENT" shall have the meaning ascribed to such term in
Section 1.3.3(a) of this Agreement.

       "PRELIMINARY STATEMENT" shall have the meaning ascribed to such term in
Section 1.3.2 of this Agreement.

      "PREPAID INVENTORY" shall mean garment inventory in transit which has not been received as of the Effective Time and for which Seller has provided Buyer evidence of payment satisfactory to Buyer. A list of Prepaid Inventory is attached hereto as Schedule G.

      "PREPAIDS" shall mean all prepaid royalties, deposits, commissions and expenses which Seller has paid under any Contract, or otherwise, but which has not been fully utilized as of the Effective Time, which are for the benefit of the Business. A list of Prepaids is attached hereto as Schedule H.

      "PURCHASED ASSETS" means the assets purchased and sold pursuant to this Agreement.

      "RECORDS" means all books, records, customer lists and telephone numbers, account ledgers, sales and promotional literature, files, data, supplier lists and all other records of the Seller relating to the ownership or operation of the Business, except records which are Excluded Assets.

      "REVISED STATEMENT" shall have the meaning ascribed to such term in
Section 1.3.3(a) of this Agreement.

      "SUPPLIES INVENTORY" shall mean any of the supplies that are owned by the Seller as

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Inventory as of the Effective Time and which are used for the embellishment of the Seller's garment Inventory. A list of Supplies Inventory is attached hereto as Schedule I.

   "TRANSFERRED EMPLOYEES" shall mean all employees of Seller prior to the Effective Time who become employees of Buyer as of the Effective Time.

      "UNAUDITED BALANCE SHEET" shall have the meaning ascribed to such term in
Section 2.1.4 of this Agreement.

      "UNDISPUTED PORTION" shall mean the portion of the difference between the Estimated Purchase Price and the Purchase Price shown on the Revised Statement that is not disputed in good faith by the Seller in the Notice of Disagreement.

      "UNRECEIVED INVENTORY" shall mean goods ordered by the Seller pursuant to outstanding purchase orders but not yet received by the Seller as of the Effective Time that, if in the Seller's possession, would constitute Inventory and shall not include Prepaid Inventory. A list of Unreceived Inventory is attached hereto as Schedule J.

      "UNRECEIVED INVENTORY CREDIT" shall mean 35% of the Gross Book Value of any Unreceived Inventory that would have been Unbooked Normal Inventory if it had been in the Seller's possession as of the Effective Time.

      "VACATION LIABILITY" shall mean the liability of Seller for accrued vacation for employees of Seller as detailed by individual and in amounts as shown on Schedule K hereto.

      "VEHICLES" means that certain Ford Truck, VIN No. 1FDLF47GXREA08852 and that certain Plymouth Voyager VIN No. 2P4GH4537SR178221 owned by the Seller.

      "WARN LAWS" shall mean the Worker Adjustment and Retraining Notification Act and any other similar laws, rules or regulations relating to employees' rights upon termination of employment.

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                                    ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

      1.1 PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions set forth in this Agreement, as of the Effective Time, the Seller hereby sells, conveys, transfers, assigns and delivers to the Buyer all Equipment, Inventory, Accounts Receivable, Contracts, Intellectual Property (all of which is described on Schedule L attached hereto), Records and all other assets of the Seller existing as of the Effective Time, whether tangible or intangible, whether or not described in the Schedules attached hereto, but excluding the Excluded Assets.

      1.2 [INTENTIONALLY OMITTED]

      1.3 CONSIDERATION FOR PURCHASED ASSETS; ESTIMATED PURCHASE PRICE; FINAL PURCHASE PRICE.

            1.3.1 PURCHASE PRICE. As consideration for the sale of the Purchased Assets to the Buyer and for the other covenants and agreements of the Seller, the Buyer shall pay to the Seller an amount (the "Purchase Price") equal to the following:

                  (i) the sum of the following:

                        (a) 95% of the Gross Book Value of the Accounts
                  Receivable;

                        (b) 100% of the Gross Book Value of the Supplies
                  Inventory;

                        (c) 100% of the Gross Book Value of Normal Booked
                  Inventory (plus the capitalized cost of embellishment shown on Schedule E attached hereto);

                        (d) 65% of the Gross Book Value of Normal Unbooked
                  Inventory;

                        (e) 65% of the Gross Book Value of Prepaid Inventory;

                        (f) 50% of the Gross Book Value

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                  of Close-Out Inventory;

                        (g) 100% of the depreciated book value of the Equipment;
                  and

                        (h) 100% of the Gross Book Value of the Prepaids.

                  LESS:

                        (ii) the sum of the following:

                              (A)   $590,000, which is a negotiated
                        figure representing Seller's adjusted, estimated budgeted operating losses for the months of October and November, 1997, an estimate of uncollectible Accounts Receivable over the amount of uncollectible Accounts Receivable included in the 5% discount for purchase of Accounts Receivable, the amount of the fixed overhead component of the capitalized cost of embellishment of Normal Booked Inventory, Vacation Liability, consideration for waiver of certain contingencies and other items; and

                              (B) the Unreceived Inventory Credit.

            1.3.2 ESTIMATED PURCHASE PRICE. Schedule 1.3.2 is a statement (the "PRELIMINARY STATEMENT") setting forth in reasonable detail each component of the Purchase Price calculation set forth in Section 1.3.1 and the Seller's and Buyer's good faith estimate of the Purchase Price (the "ESTIMATED PURCHASE PRICE"). At the Closing, the Buyer shall pay to the Seller the Estimated Purchase Price by wire transfer (or other means acceptable to Seller) of immediately available funds to an account designated by the Seller in writing.



            1.3.3 FINAL PURCHASE PRICE

            (a) On or before thirty (30) days after the Closing Date, the Buyer shall deliver to the Seller a statement (the "REVISED STATEMENT") setting forth the Buyer's calculation of the actual Purchase Price, which shall be calculated in accordance with the requirements of

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      this Agreement and shall contain supporting documentation which is substantially similar to that used in the calculation of the Estimated Purchase Price. To the extent reasonably required by the Buyer, the Seller shall assist in the preparation of the Revised Statement. Upon request of the Seller, the Buyer shall provide the Seller such data and information and access to such books, records and information systems as the Seller may reasonably request supporting the amounts reflected on the Revised Statement in order to permit the Seller to perform or cause to be performed an audit of the Revised Statement. The Revised Statement shall become the Final Statement binding upon the parties unless the Seller gives written notice of its disagreement (a "NOTICE OF DISAGREEMENT") to the Buyer within thirty (30) days following receipt thereof. Any such Notice of Disagreement shall specify in detail the dollar amount, nature and basis of any disagreement so asserted.

            (b) In the event of a Notice of Disagreement, the Buyer and the Seller agree that the Buyer or the Seller, as the case may be, shall be entitled to a post-closing settlement payment of not less than the Undisputed Portion, which Undisputed Portion shall be paid by the Buyer or the Seller to the other, as the case may be, in accordance with Section 1.3.4.

            (c) During the thirty (30) days following the date of receipt by the Buyer of the Notice of Disagreement, the Buyer and the Seller shall attempt to resolve, in writing, any differences that they may have with respect to any matter specified in the Notice of Disagreement.

            (d) If at the end of such thirty (30) day period, the Buyer and the Seller have failed to reach written agreement with respect to all of such matters, then all such matters as specified in any Notice of Disagreement as to which such written agreement has not been reached (the "DISPUTED MATTERS") shall be submitted to and reviewed by the Arbitrator. The Arbitrator shall act promptly to resolve all Disputed Matters within sixty
      (60) days after the date of submission of the Disputed Matters thereto. Upon the resolution by the Arbitrator to its satisfaction of all Disputed Matters, the Arbitrator shall cause to be prepared and shall deliver to the Buyer and the Seller a further Revised Statement, which shall be the Final Statement binding upon the Buyer and the Seller. The fees and expenses, if any, of the Arbitrator shall be paid one-half by the Buyer and one-half by the Seller.

            1.3.4 POST-CLOSING SETTLEMENT. In the event of any differences between the Estimated Purchase Price, as shown on the Preliminary Statement, and the Purchase Price, as shown on the Final Statement, payments in respect of such differences shall be made in full, by the Buyer or the Seller, as applicable, by wire transfer in immediately available funds as follows:

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                  (a) The Undisputed Portion, if any, shall be paid within seven
            (7) days following the date of receipt by Buyer of the Notice of Disagreement or following any subsequent mutual written agreement which resolves any Disputed Matters; and

                  (b) The amount of said differences, if any, resulting from the determination of the final Purchase Price set forth in the Final Statement (less the amount of the previously paid Undisputed Portion), shall be paid within seven (7) days following receipt by the parties of the Final Statement.

            1.3.5 OTHER CONSIDERATION.

                  1.3.5.1 ASSUMED LIABILITIES. As additional consideration for the sale of the Purchased Assets, Buyer hereby assumes only the Assumed Liabilities. In the event that Seller makes payment on any purchase order which is listed on Schedule B attached hereto, then Buyer shall reimburse Seller for such payment upon receipt by Buyer of evidence reasonably satisfactory to Buyer that such payment was made by Seller.

                  1.3.5.2 UNRECEIVED INVENTORY CREDIT REIMBURSEMENT. In the
            event that (i) any Unreceived Inventory is not received by the Buyer within one hundred twenty (120) days from the Closing Date (in which event Buyer shall have no obligation to purchase such Unreceived Inventory), or (ii) the Buyer cancels any purchase order relating to any Unreceived Inventory prior to receipt thereof, the Buyer shall, within ten (10) business days from the expiration of said one hundred twenty (120) day period or the cancellation of said purchase order, as applicable, reimburse the Seller the amount of the Unreceived Inventory Credit attributable to said Unreceived Inventory.

                  1.3.5.3 CUSTOMER CREDITS. The parties acknowledge that the 5%
            discount on the Accounts Receivable component of the Purchase Price is a negotiated figure that represents an estimate of historical levels of chargebacks, markdowns, cooperative advertising reductions, advertising allowances, volume rebates and other amounts charged by customers to the Seller in the ordinary course of business through reductions in Accounts Receivable. The Gross Book Value of Accounts Receivable shown on the Final Statement will include reductions to account for credits owed to certain customers. The Buyer shall assume the obligation to repay any such credits but only to the extent such credits are shown on the Final Statement.

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                  1.3.5.4 UNUSED PREPAIDS/GUARANTEED MINIMUM ROYALTIES. Within
            30 days after December 31, 1997, Buyer shall make a reconciliation of Prepaids versus the amounts of such Prepaids which inured to the benefit of Buyer. In the event such reconciliation shows that not all of the Prepaids inured to the benefit of Buyer, then Seller shall immediately pay the difference to Buyer. At the same time, Buyer shall prepare a reconciliation of royalties paid by Buyer and Seller during calendar year 1997 versus guaranteed minimum royalties required to be paid under the Contracts during calendar year 1997. In the event such reconciliation shows that royalties actually paid were less than guaranteed minimum royalties, then Seller shall pay the difference to the Buyer. Buyer shall prepare such reconciliations and Seller shall consider, pay and/or dispute such reconciliations in the same manner as the parties have agreed to determine the Final Purchase Price as provided for in Section 1.3.3 hereof.

      1.4 EMPLOYEES. (a) Upon Closing or thereafter, the Buyer may offer employment to any or all of the Seller's employees; provided that the Buyer shall be under no obligation to hire or retain any of the Seller's employees. All transferred employees shall be employees-at-will of the Buyer.

            (b) In addition, Seller agrees to retain the employees (not to exceed twenty (20)) listed on Schedule 1.4(b) until the earlier of (i) sixty
(60) days following the Closing Date, or (ii) the date specified in a written notice (received by Seller at least ten (10) days before the Termination Date) from the Buyer to the Seller (said earlier date, the "TERMINATION DATE"). The Buyer agrees to reimburse the Seller for the actual salary incurred by the Seller plus twenty-five percent (25%) relating to each employee listed on
SCHEDULE 1.4(B) during the period between the Closing Date and the Termination Date applicable to such employee.

            (c) From and after the Effective Time, Seller shall remain solely responsible for any and all employee benefit liabilities in respect of the Seller's employees (including the Transferred Employees) and their dependents and beneficiaries to the extent relating to or as a result of: (i) the employment of any such employee by Seller on or prior to the Effective Time or the termination of such employment at or prior to the Effective Time, including, without limitation, employee benefit liabilities under any Employee Plan that provides severance pay, and (ii) the participation in or accrual of benefits or compensation under, or the failure to participate in or to accrue compensation or benefits under, any Employee Plan on or prior to the Effective Time.

            (d) For purposes of eligibility waiting periods under any group medical plan maintained by Buyer that covers the Transferred Employees, the Transferred Employees and their dependents shall be credited with employment service with the Seller prior to the Effective Time,

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but they shall not be credited with prior service credit with Seller for purposes of any pre-existing condition limitation or actively-at-work requirement under Buyer's medical plan.

            (e) From and after the Effective Time, the Seller shall remain solely responsible for any and all benefit liabilities, notice and other requirements under Section 4980B of the Code to provide continuation of health care coverage under any of the applicable Employee Plans in respect of the Seller's employees (including the Transferred Employees) and their dependents to the extent related to a "qualifying event" (as described in Code Section 4980B(f)(3)) occurring on or before the Effective Time, including, without limitation, a qualifying event that results from termination of employment with Seller.

            (f) Nothing in this Section 1.4 or otherwise in this Agreement, express or implied, shall confer upon any Transferred Employee or other employee, or their dependents and beneficiaries, any rights or remedies of any nature or kind, including but not limited to, any right to employment or continued employment for any specified period, or make any such person a third party beneficiary of this Agreement.

            (g) Seller agrees to furnish Buyer with Seller's records for each of the Transferred Employees, and their dependents and beneficiaries, as may be necessary or appropriate to assist in the administration of their employee benefits and fringe benefits by Buyer.

      1.5 ACCESS. After the Closing Date the Buyer shall allow the Seller, upon reasonable prior notice, to have access during normal business hours to the Records purchased by the Buyer from the Seller, and provided that such access does not unreasonably interfere with the business and operations of the Buyer. The Seller may make copies of said Records at its sole expense. At such time as Buyer decides to destroy any of the Records, Buyer shall so notify Seller and give Seller the opportunity to take possession of such Records. For a period of one hundred twenty (120) days after the Closing Date, the Buyer shall allow the Seller, upon reasonable prior notice, to have access during normal business hours to the information relating to the Purchased Assets contained in, and the right to use, the computer and other record keeping systems constituting a part of the Purchased Assets, provided that such access does not unreasonably interfere with the business and operations of the Buyer. The Seller shall reimburse the Buyer for all reasonable, out-of-pocket costs incurred by the Buyer relating to such access to and rights to use said systems. The Seller may use such access and rights to assist in the closing of the Seller's books and records relating to the Business, to make calculations of royalties and/or commissions owed relating to pre-Closing transactions, to assist in the preparation or audit of the Revised Statement or for any other reasonable purpose relating to the Business or the transactions contemplated hereby.

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      1.6 PRORATED ITEMS.

            1.6.1 ADJUSTMENT OF COSTS.

                  (a) Seller shall bear and be responsible for all costs
            incurred in connection with the operation of the Business prior to the Effective Time, including without limitation, utilities, rentals, service contracts, employee costs, maintenance expenses, royalties and minimum royalties and commissions related to sales prior to the Effective Time and except as otherwise provided therein, Seller shall pay all such costs in the ordinary course of business. Buyer shall bear and be responsible for all such costs incurred by the Buyer in connection with the operation of the Business after the Effective Time. Seller shall be entitled to (a) all manufacturer's rebates due to the Seller which may be paid after the date hereof and (b) prompt reimbursement of all prepayments (except for the Prepaids for which Seller has received a credit on the Purchase Price under this Agreement) made by the Seller prior to the date hereof that relate to the Business and the use of the Purchased Assets, including, but not limited to, insurance and registration prepayments on the Vehicles.

                  (b) Seller agrees to pay all creditors of Seller in full on or prior to any due date for such payment (except for any amounts which Seller is disputing in good faith); in the event Seller fails to make such payments, Buyer may make such payments on Seller's behalf and such amount shall be promptly reimbursed by Seller to Buyer.

            1.6.2 PRORATION OF TAXES.

                  (a) Seller shall be liable for and shall pay when due all
            personal property taxes and all other taxes on the Business or any of the Purchased Assets that may be levied or imposed against the Buyer, the Seller or the Purchased Assets for the period before the Effective Time. Buyer shall be liable for all personal property taxes and all other taxes on the Business or any of the Purchased Assets that may be levied or imposed against Buyer, Seller or the Purchased Assets for the period after the Effective Time.

                  (b) Seller shall remain responsible for all income taxes,
            sales or use taxes, franchise taxes, payroll taxes, and any other taxes which may be due by it for revenues earned with respect to the Business prior to the Effective Time. Buyer shall be responsible for all income taxes, sales or use taxes, franchise taxes, or any other taxes which may be due by it for revenues earned with respect to the Business

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
            after the Effective Time.

                  (c) Whichever party is liable hereunder for the payment of a tax shall prepare any necessary forms and returns, and shall bear all costs incident to the determination and payment thereof. Such party shall further have all available rights to contest the tax, but shall protect, defend, indemnify and hold harmless the other party from any Adverse Consequences or any limitation on the use and enjoyment of the Purchased Assets resulting therefrom.

            1.6.3 PAYMENT OF TAXES AND OTHER EXPENSES. If either party receives an invoice for any tax or other expense which is allocable to the other party in part or in full hereunder, the recipient shall forward a copy of the invoice promptly to the other party. If the other party is fully liable for such invoice it shall pay it in full promptly; provided, however, that such party may contest any tax or other expense in good faith through appropriate proceedings. If either party receives an invoice for taxes or other expenses that are allocable partly to it and partly to the other party, then the party receiving such notice shall promptly advise the other party that such invoice has been received and shall request the appropriate reimbursement from that party. The party owing such reimbursement shall pay such reimbursement within ten (10) days after receipt of an invoice for the reimbursable amount. Notwithstanding the foregoing, whenever time permits, each party will make every reasonable effort to determine each party's appropriate allocable share of any tax due and to pay the allocable share to the party responsible under this paragraph for paying the tax in a timely fashion in order to avoid any late payment penalty.

            1.6.4 EMPLOYEES. The Seller shall pay all costs and expenses relating to its employees employed in connection with the Business or the Purchased Assets that are incurred prior to the Effective Time including, but not limited to, salaries, wages, federal withholding and social security taxes, employee benefit plans, severance payments or expenses related thereto (which may be incurred after the date hereof) and unemployment compensation taxes. Buyer shall pay all such costs and expenses relating to the Transferred Employees after the Effective Time.

            1.6.5 COMPLETION OF PRORATIONS. The parties will use their reasonable best efforts to substantially complete all prorations (except for property tax prorations) within ninety (90) days of the Closing Date.

      1.7 CLOSING; EFFECTIVE TIME. The Closing shall take place at 10:00 a.m. local time on the Closing Date, at the offices of the Seller located at 7000 Midland Boulevard, Amelia, Ohio 45102- 2607 and shall be effective as of the Effective Time.

                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      2.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants as follows:

            2.1.1 ORGANIZATION AND STANDING. The Seller is a corporation duly organized and validly existing under the laws of the State of Ohio, has full requisite corporate power and authority to carry on its business as currently conducted, and to own and operate the properties owned and operated by it and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

            2.1.2 AGREEMENT AUTHORIZED AND NON-INTERFERENCE. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Seller, and this Agreement is a valid and binding obligation of the Seller, enforceable (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution and delivery of this Agreement by the Seller, and the consummation of the transactions contemplated hereby, will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the articles of incorporation, bylaws, code of regulations, or other organizational documents of the Seller, (ii) any indenture, mortgage, deed of trust, credit agreement or other contract or agreement of any nature whatsoever to which the Seller is a party or by which it or its properties are bound, or (iii) any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator or other governmental authority to which the Seller or the Purchased Assets are subject.

            2.1.3 SUBSIDIARIES. The Seller has no subsidiary corporations or any interest in any other organization, incorporated or unincorporated, partnership or any other entity of any type.

            2.1.4 FINANCIAL STATEMENTS. The Seller has delivered to the Buyer copies of the Seller's unaudited balance sheet and related statements of income, retained earnings and cash flows, as at and for the Seller's fiscal years ended December 31, 1995 and 1996, and also has delivered to the Buyer copies of the Seller's unaudited balance sheet (the "UNAUDITED BALANCE SHEET") and related income statement as at and for the eight months ended August 30, 1997 (the "BALANCE SHEET DATE"). Such financial statements are true, correct and complete in all material respects and present fairly and fully the financial condition of the Seller as of the dates indicated and the results of operations for the respective periods indicated, and, except as shown on Schedule 2.1.4 attached hereto, have been prepared in accordance with GAAP applied on a consistent basis; provided, however, that such financial statements have been prepared in accordance with GAAP for a subsidiary of a parent corporation which prepares consolidated audited financial statements and therefore lack footnotes and other presentation items and the financial statements as of and for the eight months ended August 30, 1997 are subject to normal year end adjustments.

            2.1.5 LIABILITIES. The Seller does not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential liabilities or obligations that would adversely affect the value and conduct of the Business, other than those
      (i) reflected or reserved against in the Unaudited Balance Sheet of the Seller or (ii) incurred in the ordinary course of business since the Balance Sheet Date or (iii) shown on Schedule 2.1.5.

            2.1.6 MATERIAL CONTRACTS; NO UNDISCLOSED DEFAULTS. Schedule 2.1.6 hereto contains a true and complete list of all Material Contracts to which Seller is a party. Except as may be specified in Schedule 2.1.6, neither the Seller nor, to the best of the Seller's knowledge, any other party is in default in any obligation or covenant on its part to be performed under any Material Contract.

            2.1.7 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as shown on
      Schedule 2.1.7 attached hereto, other than as a result of the transactions contemplated by this Agreement, since the Balance Sheet Date, there has not been:

                  2.1.7.1 FINANCIAL CHANGE. Any material adverse change in the financial condition, operations, assets, liabilities, business or prospects of the Seller; provided that the Buyer acknowledges that the Seller has disclosed to the Buyer that the Seller has experienced operating losses before and after the Balance Sheet Date. Any operating losses incurred by Seller since the Balance Sheet Date shall not be deemed a breach of the foregoing representation;

                  2.1.7.2 PROPERTY DAMAGE. Any material damage, destruction, or loss to the business or properties of the Seller (whether or not covered by insurance);

                  2.1.7.3 LABOR MATTERS. Any labor dispute between the Seller and its employees or, to Seller's knowledge, any event which would result in a worker's compensation claim materially outside of Seller's historical experience; or

                  2.1.7.4 OTHER MATERIAL CHANGES. Any other event or condition known to the Seller that particularly pertains to and materially and adversely affects the operations, assets or Business of Seller.

            2.1.8 TAXES. Proper and accurate federal, state and local income, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by the Seller for each period for which any returns, reports, or estimates were due. All taxes shown by such returns to be payable have been paid. All sales taxes have been properly collected and accounted for through the date hereof by the Seller, and the Seller has made all required deposits of such taxes with all taxing authorities.

            2.1.9 INTELLECTUAL PROPERTY. Schedule L attached hereto contains a true and complete list of all Intellectual Property. The Seller owns or possesses licenses to use all Intellectual Property that is either material to, or necessary for the operation of, the Business, and said Intellectual Property is owned or licensed by the Seller free and clear of any Encumbrance except as set forth on Schedule L attached hereto. The Seller has not granted to any other person any license to use any Intellectual Property except as set forth on Schedule L attached hereto. The Seller has not received any notice of infringement, misappropriation, or conflict with the intellectual property rights of others in connection with the use by the Seller of the Intellectual Property except as set forth on Schedule L attached hereto.

            2.1.10 TITLE TO PROPERTIES; CONDITION OF ASSETS. The Seller has good and marketable title to the Purchased Assets, free and clear of any Encumbrance of any nature whatsoever, except liens for current taxes not yet due and payable and except for Encumbrances set forth on Schedule
      2.1.10 attached hereto. Except as set forth on Schedule 2.1.10 attached hereto, all leases pursuant to which the Seller leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid and effective, and to the best knowledge of the Seller, there is not, under any such leases, any existing or prospective default or event of default or event which, with notice or lapse of time, or both, would constitute a default by the Seller. The buildings and premises of the Seller that are used in its business are in reasonable operating condition, subject only to ordinary wear and tear. Schedules D-1 and D-2 attached hereto contain true and complete lists of all Equipment. Except as set forth on Schedule 2.1.10 attached hereto, all Equipment is in reasonable operating condition and repair, ordinary wear and tear and maintenance excepted.

            2.1.11 LITIGATION, ETC. Except as set forth on Schedule 2.1.11, there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending or, to the knowledge of the Seller, threatened to which the Seller is or may be a party or, to the knowledge of the Seller, might become a party or which particularly affects the Seller or the Purchased Assets. There are no pending or, to the knowledge of the Seller, threatened changes in the zoning or building ordinances directly affecting the leasehold interests of the Seller.

            2.1.12 HAZARDOUS WASTES AND SUBSTANCES. To the best knowledge of Seller and except as set forth in the Environmental and Health and Safety Compliance Audit, CS Crable Sportswear, Inc., Batavia, Ohio dated May 16, 1997, a copy of which has been provided to Buyer, and except as shown on
      Schedule 2.1.12 attached hereto, none of the current or past operations or assets of the Seller have been conducted or used in such a manner as to constitute a violation of any Applicable Environmental Laws. No notice (whether formal or informal, written or oral) has been served on the Seller from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to violations under any Applicable Environmental Laws or regarding any claims for remedial obligations or contribution for removal costs or damages under any Applicable Environmental Laws. Schedule 2.1.12 contains a list of all permits, licenses or similar authorizations pursuant to any Applicable Environmental Laws held by Seller in effect as of the date of this Agreement which constitute all such permits, licenses and authorizations necessary to operate and use any of the Purchased Assets for their current purposes and uses. To the best knowledge of Seller, no asbestos or asbestos containing material currently is being used or has ever been used by the Seller in its operations and no friable asbestos is situated on or under properties owned or leased by it.

            2.1.13 COMPLIANCE WITH OTHER LAWS. To the best knowledge of Seller, the Seller is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, any applicable law, rule or regulation, or any writ, order or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, and the Seller is not delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality.

            2.1.14 EMPLOYMENT PRACTICES. Schedule 2.1.14 attached hereto contains a true and complete list of all Employee Agreements. Except as set forth on Schedule 2.1.14 attached hereto, there are no labor or employment disputes or controversies pending or, to the Seller's best knowledge, threatened against the Seller or any of the employees of the Seller, and the Seller has not taken or failed to take any action which action or omission would provide a reasonable basis for any such controversy. To the Seller's best knowledge, there are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect to any employees of the Seller except as set forth on
      Schedule 2.1.14 hereto. To the best knowledge of Seller, the Seller has complied with all requirements under the Occupational Safety and Health Act, all laws, rules and regulations with respect to worker's compensation insurance or, if applicable, all requirements relating to obtaining "non-subscriber status" thereunder, and all other laws relating to the employment of labor, including, without limitation, laws relating to equal employment opportunity and employment discrimination, employment of undocumented immigrants or undocumented or ineligible workers, wages, hours, collective bargaining and the collection or payment of social security and withholding taxes, or both, and similar taxes. The Seller is not liable for any arrearage of wages or any taxes or penalties for failure to comply with any of the fore going.

            2.1.15 FINDER'S FEE. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Seller and its counsel directly with the Buyer and its counsel, without the intervention of any other person as the result of any act of the Seller, and so far as is known to the Seller, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments, except for the Financial Advisory Fee.

            2.1.16   COMPLIANCE WITH ERISA.

                     (a) Schedule 2.1.16 attached hereto sets forth a brief description of the Employee Plans which the Seller maintains, to which the Seller contributes or has an obligation to contribute for Seller's employees, or with respect to which the Seller has any liability or reasonable expectation of liability, as of the Effective Time. For purposes of this Section 2.1.16, all references to the Seller shall be deemed to refer to the Seller and any trade or business, whether or not incorporated, which together with the Seller would be deemed or treated as a "single employer" with the meaning of Code Section 414 or ERISA Section 4001 including, without limitation, Midland. None of the Employee Plans
      (i) is a plan of the
      type described in Section 4063 of ERISA or Section 413(c) of the Code,
      (ii) is a "multiemployer plan" (as defined in Section 3(37) of ERISA),
      (iii) provides for medical, life or other types of insurance benefits to current or future retired or former employees of the Seller (other than as required under Code Section 4980B or similar state law), (iv) obligates the Seller to pay any severance or similar benefits solely as a result of a change in control or ownership within the meaning of Code Section 280G, or (vi) is a "voluntary employees' beneficiary association" within the meaning of Code Section 501(c)(9) other than Midland's medical benefit plan.

                     (b) Each Employee Plan is, in all material respects, in compliance, and has been administered, maintained and funded in all material respects in accordance, with the applicable provisions of ERISA and the Code and all other applicable laws, rules and regulations. There are no pending or, to the best knowledge of Seller, threatened, actions, suits, investigations, or claims with respect to any Employee Plan (other than routine claims for benefits) which could reasonably be expected to result in liability to the Seller, and there are no changes in contributions or benefit levels that have been implemented, with respect to any Employee Plan that have not been disclosed to Buyer.

                     (c) All contributions or premiums which are due prior to the Effective Time with respect to the Employee Plans have been or will be timely paid by the Seller.

                     (d) Each Employee Plan which is intended to be qualified under Code Section 401(a), (i) has been timely amended to reflect all requirements of the Tax Reform Act of 1986 ("TRA 86") and all subsequent federal legislation which is required to be adopted prior to the Effective Time and (ii) has received from the Internal Revenue Service a favorable determination letter which considers the terms of the Employee Plan as amended for such tax law changes. To the best knowledge of Seller, nothing has occurred since the date of such determination letter that would adversely affect the qualified status of each such Employee Plan or the tax-exempt status of any related trust.

                     (e) During the five years preceding the Closing Date, (i) no under-funded pension plan subject to Title IV of ERISA or the minimum funding requirements of Code Section 412 or ERISA Section 302 has been transferred out of the Seller and (ii) the Seller has not participated in or contributed to, or had an obligation to participate in or contribute to, any multiemployer plan (as defined in ERISA Section 3(37)), and (iii) there has been no "reportable event" within the meaning of Section 4043 of ERISA with respect to any Employee Plan that is subject to Title IV of ERISA.

                     (f) The Seller has not incurred, and has no reason to expect that it will incur, any material liability to the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation (PBGC), or otherwise under ERISA or the Code, with respect to any Employee Plan.

                     (g) With respect to each Employee Plan, the Seller has made available to Buyer true, complete and correct copies of all documents pursuant to which the Employee Plan is maintained, funded and administered.

            2.1.17 LICENSES. To the best knowledge of Seller, the Seller has all permits and licenses necessary or appropriate to its Business as currently conducted. The aforesaid are current and in full force and effect.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE BUYER

      3.1 REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants as follows:

            3.1.1 ORGANIZATION AND STANDING. The Buyer is a corporation duly organized and validly existing under the laws of the State of Texas, has full requisite corporate power and authority to carry on its business as currently conducted, and to own and operate the properties owned and operated by it and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

            3.1.2 AGREEMENT AUTHORIZED AND ENFORCEABLE. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer; and this Agreement constitutes the valid and binding obligation of the Buyer, enforceable (subject to normal equitable principles) against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief, or similar laws affecting the rights of creditors generally. The execution and delivery of this Agreement by the Buyer, and the consummation of the transactions contemplated hereby, will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the articles of incorporation, bylaws or other organizational documents of the Buyer, (ii) any indenture, mortgage, deed of trust, credit agreement or other contract or agreement of any nature whatsoever to which the Buyer is a party or by which it or its properties are bound, or (iii) any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator or other governmental authority to which the Buyer or the Assets are subject.

            3.1.3 FINDER'S FEE. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Buyer and its counsel directly with the Seller and its counsel, without the intervention of any other person as the result of any act of the Buyer, and so far as is known to the Buyer, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments, except for the Financial Advisory Fee.

                                   ARTICLE 4

                    CONDITIONS PRECEDENT TO OBLIGATIONS OF
                           THE BUYER AND THE SELLER

      4.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER. The obligations of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, any of which may be waived in writing by the Buyer:

            4.1.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER TRUE AT THE DATE HEREOF. The representations and warranties of the Seller herein contained shall be true and correct as of the date hereof, except as affected by transactions permitted or contemplated by this Agreement; the Seller shall have performed and complied in all respects with all covenants required by this Agreement to be performed or complied with by it prior to the date hereof.

            4.1.2 OPINION OF COUNSEL FOR THE SELLER. The Buyer shall have received an opinion, dated the date hereof, from Henry N. Thoman, counsel to the Seller, with respect to the legal matters set forth in Sections
      2.1.1 and 2.1.2 hereof and stating that the Seller is duly incorporated and in good standing under the laws of the State of Ohio.

            4.1.3 TENDER OF THE ASSETS; NECESSARY ASSIGNMENTS, ETC. On the date hereof, the Seller shall have executed and delivered to the Buyer all necessary or appropriate instruments of transfer, bills of sale, certificates of title and other documents to transfer the Purchased Assets to the Buyer. Midland shall have executed and delivered to the Buyer a lease covering the operating facility currently leased by the Seller located at 4101 Founders Boulevard, Batavia, Ohio 45103-2553, and containing such terms as are satisfactory to the Buyer. Seller shall have executed and delivered to the Buyer a Non-Competition Agreement satisfactory to the Buyer. Midland shall have executed and delivered to the Buyer a covenant agreement in a form satisfactory to Buyer.

            4.1.4 ADDITIONAL DOCUMENTS. On the date hereof, the Seller shall deliver to the Buyer such certificates and resolutions of the Seller as the Buyer shall reasonably request.

      4.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the following conditions any of which may be waived in writing by the Seller:

            4.2.1 REPRESENTATIONS AND WARRANTIES OF THE BUYER TRUE AT THE DATE HEREOF. The representations and warranties of the Buyer herein contained shall be true and correct as of the date hereof, except as affected by transactions permitted or contemplated by this Agreement; the Buyer shall have performed and complied in all respects with all covenants required by this Agreement to be performed or complied with by it prior to the date hereof.

            4.2.2 CONSIDERATION FOR ASSETS, ETC. On the date hereof, the Buyer shall have delivered to the Seller the Estimated Purchase Price. In addition, the Buyer shall have executed a document evidencing the Buyer's assumption of the Assumed Liabilities.

            4.2.3 OPINION OF COUNSEL FOR BUYER. The Seller shall have received an opinion, dated the date hereof, from Porter & Hedges, L.L.P., counsel to the Buyer, with respect to the legal matters set forth in Sections
      3.1.1 and 3.1.2 (and assuming Texas law) hereof and stating that the Buyer has been duly incorporated and is validly existing and in good standing under the laws of the State of Texas.

            4.2.4 ADDITIONAL DOCUMENTS. On the date hereof, the Buyer shall deliver to the Seller such certificates and resolutions of the Buyer as the Seller shall reasonably request.

                                   ARTICLE 5

                                INDEMNIFICATION

      5.1 INDEMNIFICATION OF BUYER. In addition to any other remedies available to the Buyer under this Agreement, or at law or in equity, the Seller shall protect, indemnify, defend and hold harmless the Buyer, and its officers, directors, employees, agents and shareholders, against and with respect to any and all Adverse Consequences that such indemnitees shall incur or suffer, which arise, result from or relate to (i) any breach of, or failure by the Seller to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished to the Buyer by or on behalf of the Seller under this Agreement, (ii) the ownership, use or operation of the Business or Purchased Assets prior to the Effective Time, (iii) the Financial Advisory Fee, or (iv) Excluded Liabilities.

      5.2 INDEMNIFICATION OF SELLER. The Buyer shall protect, indemnify, defend and hold harmless the Seller and its officers, directors, employees, agents and shareholders against and with respect to any and all Adverse Consequences that such indemnitees shall incur or suffer, which arise, result from or relate to
(i) any breach of, or failure by the Buyer to perform, any of its representa tions, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished to the Seller by or on behalf of the Buyer under this Agreement, (ii) the ownership, use or operation by the Buyer of the Business or the Purchased Assets from and after the Effective Time, (iii) the Assumed Liabilities, (iv) any act or omission or failure to act (except where such act, omission or failure to act was at the direction of Seller or Midland) of any employee listed on Schedule 1.4(b) between the Effective Time and the Termination Date of any such employee, or (v) actions taken by Buyer or actions taken by Seller at the request or reasonably related to the request of Buyer pursuant to Section 6.1 hereof. In the event that the transactions contemplated by this Agreement result, directly or indirectly, in a loss of employment that may result in liability under the WARN Act or similar statutes related to workers' rights, then Buyer shall protect, indemnify and hold harmless Seller and its officers, directors, employees, agents and shareholders against and with respect to any and all Adverse Consequences that such indemnitees shall incur or suffer with respect thereto.

      5.3 INDEMNIFICATION PROCEDURE. In the event that any indemnified party discovers or otherwise becomes aware of an indemnification claim arising under
Section 5.1 or Section 5.2 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, except to the extent the indemnifying party is materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article, such indem nified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, except to the extent the indemnifying party is materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indem nifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

      5.4 LIMITATIONS ON INDEMNITIES. The indemnity obligations of each party pursuant to this Agreement shall terminate on March 31, 1999 with respect to all matters for which a written claim for indemnity has not been received by the indemnifying party prior to March 31, 1999. In addition, an indemnified party shall be only entitled to indemnification pursuant to this Agreement if the amount of all Adverse Consequences incurred by such indemnified party under this
Article 5 exceeds the sum of $150,000. In the event that the amount of all Adverse Consequences incurred by such indemnified party exceeds $150,000, then the indemnifying party shall be obligated to indemnify the indemnified party for only those Adverse Consequences incurred by the indemnified party which exceed the sum of $75,000.00 in the aggregate. Neither party shall be liable under this

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Article 5 to any party for any Adverse Consequences incurred by such party in excess of $2,500,000, except that said $2,500,000 limitation shall not apply to
(i) a breach by the Seller of its representations and warranties contained in Sections 2.1.8 or 2.1.10, (ii) a breach by either party of its obligations under
Section 1.3, or (iii) the indemnities contained in clause (ii) or (iv) of
Section 5.1 or clause (ii) or (iii) of Section 5.2 but only to the extent such indemnities result from claims made by third parties.

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                                   ARTICLE 6

                    MISCELLANEOUS AND ADDITIONAL AGREEMENTS

      6.1   RESTRICTED ASSETS.

            (a) Buyer and Seller acknowledge that there are certain of Seller's Material Contracts, licenses, leases, permits, rights or other agreements or commitments which are not capable of being validly assigned, transferred or subleased without the consent or waiver of the issuer thereof or the other party thereto or a third person (including a government or governmental unit), or with respect to which such assignment, transfer or sublease or attempted assignment, transfer or sublease could constitute a breach thereof or a violation of a law, decree, order, regulation or other governmental edict (any such item is hereinafter referred to as a "Restricted Asset"). The receipt of the necessary consents and waivers for the assignment, transfer or sublease of the Restricted Assets is not a condition precedent to Buyer's obligations hereunder. If the necessary consents and waivers with respect to any Restricted Asset are not received on or before the Closing Date, this Agreement shall not constitute an assignment, transfer or sublease thereof, or an attempted assignment, transfer or sublease thereof; PROVIDED, HOWEVER, to the extent Seller may do so without incurring any liability whatsoever, Seller shall assign and Buyer shall assume the beneficial ownership and all rights and obligations under the Restricted Assets so Buyer can enjoy the practical benefits of such assets until they can be legally assigned by Seller and assumed by Buyer.

            (b) Buyer, at its option, may use reasonable efforts, and Seller shall cooperate with Buyer (i) to obtain the consents and waivers and other agreements necessary to convey to Buyer such of the Restricted Assets as Buyer may desire, and (ii) if such consents, waivers and other agreements are obtained subsequent to Closing, to promptly convey to Buyer the Restricted Assets for which the necessary consents and waivers have been received; PROVIDED, HOWEVER, that any consideration paid therefor to the person from whom the consent or waiver is requested shall be borne by Buyer.

            (c) To the extent that the consents and waivers necessary to assign, transfer or sublease the Restricted Assets are not obtained, Seller shall, during the six (6) month period commencing with the Closing Date (but, as to any particular Restricted Asset, for the current term thereof only), use reasonable efforts to (i) provide to Buyer the benefits of the Restricted Asset not assigned, transferred or subleased, (ii) cooperate with Buyer to reach a reasonable and lawful arrangement designed to provide such benefits to Buyer during the six (6) month period commencing on the Closing Date, and (iii) enforce, at the request of Buyer, any rights of Seller under any Restricted Asset, against the issuer thereof or the other party

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
      or parties thereto (including the right to elect to terminate such of the foregoing in accordance with the terms thereof upon the advice of Buyer); PROVIDED, HOWEVER, that all costs and expenses of Seller incurred with respect to any of the actions contemplated under this sub section (c) shall be promptly paid or reimbursed by Buyer to Seller. At the end of such six (6) month period or the current term of the Restricted Asset, Seller shall have no further duties or obligations hereunder with respect to such Restricted Asset. The failure to obtain any necessary consent or waiver with respect to any Restricted Asset shall in no event be a breach of this Agreement.

            (d) To the extent that Buyer is provided the benefits pursuant to this Section 6.1 of any Restricted Asset, Buyer shall perform for the benefit of the issuer thereof, or the other party or parties thereto, the obligations of Seller thereunder or in connection therewith; PROVIDED, HOWEVER, that if Buyer shall fail to perform to the extent required herein, Seller shall thereafter cease to be obligated under this Section
      6.1 in respect of the Restricted Asset which is the subject of such failure by Buyer to perform, and Buyer shall promptly pay or reimburse Seller all costs incurred by Seller to remedy such failure to perform during such period of failure of performance.

      6.2 AMENDMENT TO ARTICLES OF INCORPORATION, ETC. The Seller shall file, within fifteen (15) days after the date hereof, (a) with the Secretary of State of the State of Ohio, an amendment to its articles of incorporation to change the Seller's name to a name not similar to "CS Crable Sportswear, Inc." and (b) such documents as are required to terminate or withdraw any assumed name filings made by the Seller prior to the Closing Date. Buyer shall file, within fifteen
(15) days after the Closing Date, with the Secretary of State of the State of Ohio, an assumed name certificate identifying Buyer as the user of the name "CS Crable Sportswear, Inc."

      6.3 FURTHER ASSURANCES. The parties, and their respective successors and assigns, covenant and agree to take or cause to be taken all such further acts, including the execution and delivery of documents, instruments, conveyances, and powers of attorney, as may be requested to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, the Seller covenants and agrees to take any and all actions, and execute, acknowledge and deliver any and all documents and assurances, as the Buyer may reasonably require for the later assuring, assigning, transferring and assigning unto the Buyer of the Purchased Assets, and to protect the right, title and interest of the Buyer in and to, and its enjoyment of, the Purchased Assets.

      6.4 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if served personally on the party entitled thereto to whom notice is to be given, or if mailed to the party entitled thereto to whom notice is to be given, by first-class mail, registered or certified, postage prepaid, or if telefaxed

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
to the party entitled thereto to whom notice is to be given, addressed as follows (or such other address as the party entitled thereto may have prior thereto specified by notice given as contemplated in this Section):

            If to Seller:     CS Crable Sportswear, Inc.
                              7000 Midland Boulevard
                              Amelia, Ohio 45102
                              Telephone: (513) 943-7100
                              Telecopy:   (513) 943-7362

            With copy to:     The Midland Company
                              7000 Midland Boulevard
                              Amelia, Ohio 45102
                              Attn: Chief Counsel
                              Telephone: (513) 943-7100
                              Telecopy:  (513) 943-7362

            If to Buyer:      Brazos, Inc.
                              3860 Virginia Avenue
                              Cincinnati, Ohio
                              Attn: F. Clayton Chambers
                              Telephone: (513) 272-3600
                              Telecopy:  (513) 272-2812

            With copy to:     Porter & Hedges, L.L.P.
                              700 Louisiana, Suite 3500
                              Houston, Texas 77002-2730
                              Attention:  Richard L. Wynne
                              Telephone: (713) 226-0600
                              Telecopy:  (713) 228-1331

but if mailed or telefaxed, the same shall not be deemed effective unless and until actually received by the party entitled thereto.

      6.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one and the same instrument.

      6.6   AMENDMENTS AND WAIVERS.  This Agreement may be amended, modified, or

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
superseded only by written instrument executed by each party hereto. Any waiver of the terms, provisions, covenants, representations, warranties, or conditions hereof by a party shall be made only by a written instrument executed and delivered by an authorized officer of such party. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by either party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, provision, covenant, representation, or warranty.

      6.7 ENTIRE AGREEMENT; CONFLICTS. This Agreement (including the schedules and exhibits hereto, all of which are by this reference fully incorporated into this Agreement) and the Closing Agreement which has been executed and delivered by the parties on the date hereof and the documents and materials expressly referred to in schedules or exhibits hereto sets forth the entire Agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof. In the event of any conflict or inconsistency between the provisions of this Agreement and the contents or provisions of any schedule or exhibit hereto, the provisions of this Agreement shall be deemed controlling.

      6.8 SUCCESSORS AND ASSIGNS. All of the terms, provisions, covenants, representations, warranties, and conditions of this Agreement shall be binding on and shall inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns, but this Agreement and the rights and obligations hereunder shall not be assignable or delegable by either party without the prior written consent of the other party.

      6.9 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

      6.10 SEVERABILITY. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed this Agreement had the terms, provisions, covenants and re strictions which may be hereafter declared invalid, void, or unenforceable not initially been included herein.

      6.11 HEADINGS AND CAPTIONS. The headings and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation

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
of any article, section, or paragraph hereof.

      6.12 SUCCESSOR LAWS. Reference made herein to any law or statute shall include reference to any future law amending or superseding such law or statute and to any future laws applicable to the same subject matter.

      6.13 TIME OF THE ESSENCE. Time is of the essence in the performance of this Agreement.


      6.14 DISCLOSURE IN SCHEDULES. All matters disclosed in any schedules hereto shall be deemed disclosure for the purposes of all schedules hereto to the extent consistent with the context in which the disclosure is made.

      6.15 PUBLIC ANNOUNCEMENTS. The parties agree that they shall consult with each other before the making of any public announcement regarding the existence of this Agreement, the contents hereof or the consummation of the transactions contemplated hereby, and to obtain the prior approval of the other party as to the content of such announcement, which approval shall not be unreasonably withheld.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                                    BRAZOS, INC.
                                    ("BUYER")

                                    By:   /s/
                                    Name:
                                    Title:

                                    CS CRABLE SPORTSWEAR, INC.
                                    ("SELLER")


                                    By:  /s/
                                    Name:
                                    Title:

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